UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2006

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0470

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 13, 2006 James Y. Gleasman, Chief Executive Officer, updated Torvec's shareholders on the company's website. The text of the update follows:

As many of you probably know, the Environmental Protection Agency announced on January 10, 2006 that it will be revamping its testing procedures for estimating city and highway miles per gallon so that its test results will more accurately reflect what drivers on high-speed freeways and clogged city streets can actually expect from their vehicles. See www.Torvec.com for links to EPA and AAA.

We at Torvec have repeatedly stated that the old testing procedures, first developed in the 1970s, were generating misleading and highly inaccurate results. See, for example, our CEO Update dated May 31, 2005 for a fuller explanation of our concerns. Therefore, over the past several months, we have been working hard to create an acceptable, SCIENTIFIC methodology to measure the fuel efficiencies of our modular, hydromechanical IVT in our gasoline-powered Tahoe under real world driving scenarios on our state-of-the-art Mustang dynamometer. We can tell you that we have achieved very significant results as can be seen from the following table:

Test Vehicle:

GM Tahoe 2004
5.3L V8 295 HP
5575 lbs.
4-speed automatic
3.73 rear axle ratio

Test runs on IVT 12-27-05
3785 ccm per U.S. gallon

5 min long steady state at 15 mph, 30 mph, 50 mph

Torvec IVT vs. 4-speed Automatic Tahoe

Avg. Eng RPM
IVT 437 RPM
4-speed 1089 RPM

Avg. MPH
IVT 15 MPH
4-speed 15 MPH

Avg. Fuel Usage
IVT 44.5 ccm
4-speed 62.03 ccm

IVT % improvement
28.26%

MPG
IVT 21.26 mpg
4-speed 15.25 mpg

Avg. Eng RPM
IVT 718 RPM
4-speed 1175 RPM

Avg. MPH
IVT 30 MPH
4-speed 29.55 MPH

Avg. Fuel Usage
IVT 82.32 ccm
4-speed 111.85 ccm

IVT % improvement
26.4%

MPG
IVT 22.98 mpg
4-speed 16.66 mpg

Avg. Eng RPM
IVT 1178 RPM
4-speed 1504.9 RPM

Avg. MPH
IVT 49 MPH
4-speed 50.1 MPH

Avg. Fuel Usage
IVT 166.3 ccm
4-speed 183.17 ccm

IVT % improvement
9.20%

MPG
IVT 18.58 mpg
4-speed 17.25 mpg

I want to stress that these results are accurate, repeatable and will likely create the same improvements that our IVT will achieve when the new testing procedures announced by the EPA become available for our use. We are anxiously awaiting the EPA’s codification of its new tests so that we can perform them on our dynamometer and immediately publish the results.
I also want to stress that our modular, hydromechanical IVT is a TRUE, FUNCTIONING INFINITELY VARIABLE TRANSMISSION AND THAT WE HAVE ACCOMPLISHED WHAT FEW IN THE AUTO INDUSTRY THOUGHT POSSIBLE:

WE HAVE SOLVED THE PROBLEM OF
INTERFACING OUR IVT WITH THE OEM’s
ELECTRONIC ENGINE CONTROLS SO THAT
OUR IVT IS ABLE TO FUNCTION AS AN IVT
AND NOT AS A GLORIFIED MULTIPLE-GEARED
TRANSMISSION.

This breakthrough has attracted a steady increase in the number of visitors to our facilities over the past several months. Many of these visitors have stated that what excites them the most about our modular transmission is the fact that not only does our IVT work well in gasoline engines, it is "the perfect transmission for diesel engines to maximize fuel efficiency and reduce pollution." Our visitors recognized that the IVT that is now functioning in the gasoline Tahoe will surpass the previously produced solid diesel fuel efficiencies obtained in our Dodge Ram 4x4 and therefore should become the transmission of choice for all diesel vehicles, such as Hummvees, school buses and trucks.

I have much more to tell you and can’t wait to do so at our annual shareholders meeting to be held at 7:00 p.m. on Thursday, January 26, 2006 at the Casa Larga Vineyards. In this regard, the number of our shareholders has increased over the past year from approximately 2800 to over 3500. I look forward to seeing our faithful supporters over the years as well as plenty of new faces.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

January 13, 2006	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO